Exhibit 3(b)

                           THE SEAGRAM COMPANY LTD.
                          LA COMPAGNIE SEAGRAM LTEE
__________________________________________________________________________

                               GENERAL BY-LAWS
                         Effective November 29, 1979
                         Amended as of May 29, 1996
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                          THE SEAGRAM COMPANY LTD.
                                BY-LAW No. 1
            being a by-law relating generally to the transaction
               of the business and affairs of the Corporation


                                 ARTICLE ONE

Interpretation

SECTION 1.01 Definitions. In the by-laws of the Corporation, unless the context otherwise requires:

"Act" means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

"appoint" includes "elect" and vice versa;

"articles" means the articles of continuance of the Corporation attached to the certificate of continuance of the Corporation as from time to time amended or restated;

"board" means the board of directors of the Corporation;

"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

"Corporation" means the corporation continued by certificate of continuance under the Act and named THE SEAGRAM COMPANY LTD. -- LA COMPAGNIE SEAGRAM LTEE;

"meeting of shareholders" means an annual meeting of shareholders or a special meeting of shareholders;

"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

"recorded address" means in the case of a shareholder his latest address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as shown in the records of the Corporation;

"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.04, or by a resolution passed pursuant thereto;

save as aforesaid, words and expressions defined in the Act have the same meanings when used herein or in any other by-law; and

words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations; and a reference to a Section means that Section in this by-law.
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In the case of any conflict between the articles and the provisions of this or any other by-law the provisions of the articles shall prevail.

                                 ARTICLE TWO

Business of the Corporation

SECTION 2.01 Registered Office. Until changed in accordance with the Act, the registered office of the Corporation shall be in the City of Waterloo, in the Province of Ontario and at such location therein as the board may from time to time determine.

SECTION 2.02 Corporate Seal. Until changed by the board, the corporate seal of the Corporation shall be in the form impressed.

SECTION 2.03 Financial Year. Until changed by the board, the financial year of the Corporation shall end on the 30th day of June in each year.<F1>

SECTION 2.04 Execution of Instruments. Deeds, documents, bonds, debentures, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of chairman of the board, chairman of the executive committee, president, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, controller, assistant secretary or assistant treasurer or assistant controller or any other office created by by-law or by resolution of the board. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

SECTION 2.05 Banking and Financial Arrangements. The banking and financial business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking and financial business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

SECTION 2.06 Voting Rights in Other Bodies Corporate. Any officer of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officer executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

SECTION 2.07 Declarations. Any officer of the Corporation or any other person appointed for the purpose by resolution of the board is authorized and empowered to appear and make answer for, on behalf and in the name of the Corporation, to all writs, orders and interrogatories upon articulated
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facts issued by any court and to declare for, on behalf and in the name of the Corporation, any answer to writs of attachment by way of garnishment or otherwise and to make all affidavits and sworn declarations in connection therewith or in connection with any and all judicial proceedings. Such officers and persons may make demands of abandonment or petitions for winding or bankruptcy orders upon any debtor of the Corporation, may attend and vote at all meetings of creditors of the Corporation's debtors and grant proxies in connection therewith, and may generally do all such things in respect thereof as they deem to be in the best interests of the Corporation.

                                ARTICLE THREE

Borrowing and Securities

SECTION 3.01 Borrowing Power. Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time:


          (a) borrow money upon the credit of the Corporation and limit or increase the amount to be borrowed;

          (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness, guarantees or securities of the Corporation, whether secured or unsecured;

          (c) to the extent permitted by the Act, give guarantees on behalf of the Corporation to secure performance of an obligation of any person or give, directly or indirectly, financial assistance to any person on behalf of the Corporation by means of a loan, guarantee or otherwise;

          (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the real or personal, moveable or immoveable property of the Corporation, currently owned or subsequently acquired, including book debts, rights, powers, franchises and undertakings, to secure any present or future debt obligations or any money borrowed or other debt or liability of the Corporation, including any bonds, debentures, notes, debenture stock, other evidences of indebtedness, guarantees or securities of the Corporation which it is by law entitled to issue.

Nothing in this section limits or restricts the borrowings of money by the Corporation on bills of exchange or promissory notes and accepted or endorsed by or on behalf of the Corporation.

SECTION 3.02 Delegation. The board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by
Section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

                                ARTICLE FOUR

Directors

SECTION 4.01 Number of Directors and Quorum. Until changed in accordance with the Act, the board shall consist of not fewer than ten (10) directors and not more than twenty-five (25) directors.

The directors may, from time to time, fix by resolution the quorum for meetings of directors, but until otherwise fixed five (5) directors shall constitute a quorum. Any meeting of directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the by-laws of the Corporation for the time being vested in or exercisable by the directors generally.

SECTION 4.02 Qualification. No person shall be qualified for election as a director if he is less than 18 years of age or more than 70 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. Notwithstanding the foregoing age qualification, a maximum of three persons of more than 70 years of age may be elected to serve as directors at any time. A director need not be a shareholder. A majority of the directors shall be resident Canadians unless the Act permits otherwise.

SECTION 4.03 Election and Term. The election of directors shall take place at each annual meeting of shareholders at which time all the directors then in office shall cease to hold office but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine. The election shall be by resolution. Whenever the number of nominees exceeds the number of directors to be elected, a ballot may be taken in two or more parts so as to have a ballot for other than resident Canadians in order that a majority of the board shall be resident Canadians. If an election of directors is not held at any such meeting of shareholders, the incumbent directors shall continue in office until their successors are elected.

SECTION 4.04 Calling of Meetings. Meetings of the board shall be held from time to time and at such place as the board, the chairman of the board, the chairman of the executive committee, the president, a vice-president or any two directors may determine.

SECTION 4.05 Notice of Meeting. Notice of the time and place of each meeting of the board shall be given in the manner provided in Section 11.01 to each director not less than 48 hours before the time when the meeting is to be held.

A director may in any manner waive notice of or otherwise consent to a meeting of the board. No action taken at any meeting of the board shall be invalidated by the accidental failure to give notice or sufficient notice thereof to any director.

SECTION 4.06 Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.
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SECTION 4.07  Regular Meetings.  The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

SECTION 4.08 Meetings by Telephone. If all the directors consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

SECTION 4.09 Chairman. The chairman of any meeting of the board shall be the first mentioned of such of the following officers who is present thereat: chairman of the board, chairman of the executive committee, president or a vice-president who is a director. If no such officer is present, the directors present shall choose one of their number to be chairman.

SECTION 4.10 Votes to Govern. At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

SECTION 4.11 Remuneration and Expenses. The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                ARTICLE FIVE

Committees

SECTION 5.01 Committee of Directors. The board may appoint a committee or committees of directors, however designated, and delegate to such committee or committees any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise.

SECTION 5.02 Executive Committee. The board may designate one of the committees appointed by it as the executive committee. It shall comprise at least three (3) members who shall remain in office at the pleasure of the board and while still directors. It shall, subject to Section 5.01, be vested with all the powers and authority of the board between meetings thereof. All acts and proceedings of the executive committee shall be reported to the board at the next meeting thereof, but any right granted or obligation incurred pursuant to the authority of the executive committee shall be valid and binding upon the Corporation.

SECTION 5.03 Audit Committee. The board shall elect from among its number an audit committee to be composed of at least three (3) directors of whom the majority shall not be officers or employees of the Corporation or its affiliates. Members of the audit committee shall remain in office at the pleasure of the board and while still directors.

SECTION 5.04 Procedure. Each committee shall meet at the call of the chairman thereof or, in his absence, at the call of a member. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedures. The powers of a committee may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members entitled to vote thereon.

                                 ARTICLE SIX

Officers

SECTION 6.01 Appointment. The board may from time to time appoint a chairman of the board, a chairman of the executive committee, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to Section 6.02, an officer may but need not be a director and one person may hold more than one office.

SECTION 6.02 Chairman of the Board, Chairman of the Executive Committee and President. The chairman of the board, chairman of the executive committee and the president shall each be chosen from among the directors and, if appointed, shall have such powers and duties as the board may specify.

SECTION 6.03 Vice-President or Vice-Presidents. The vice-president or vice-presidents shall have such powers and duties as the board may specify.

SECTION 6.04 Secretary. Except as may be otherwise determined from time to time by the directors, the secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chairman of the board, chairman of the executive committee or the president may specify. The assistant-secretary or, if more than one, the assistant-secretaries, shall assist the secretary in the performance of his duties and shall exercise all his powers and carry out all his duties in the absence of the secretary.

SECTION 6.05  Treasurer.   The treasurer shall keep proper accounting
records in compliance with the Act and shall be responsible for the deposit of monies, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the board or the chairman of the board, chairman of the executive committee or the president may specify. The assistant-treasurer, or, if more than one, the assistant-treasurers, shall assist the treasurer in the performance of his duties and shall exercise all his powers and carry out all his duties in the absence of the treasurer.

SECTION 6.06 Powers and Duties of Other Officers. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chairman of the board, chairman of the executive committee or the president may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chairman of the board, chairman of the executive committee or the president otherwise directs.

SECTION 6.07 Variation of Powers and Duties. The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

SECTION 6.08 Term of Office. The board, in its discretion, may remove and discharge any officer of the Corporation either with or without cause at any meeting called for that purpose and may elect or appoint another in his place. Any officer or employee of the Corporation, not being a member of the board, may also be removed and discharged, either with or without cause, by the chairman of the board, chairman of the executive committee or the president. Otherwise each officer appointed by the board shall hold office until his successor is appointed.

SECTION 6.09 Terms of Employment and Remuneration. The terms of employment and the remuneration of officers appointed by the board shall be settled by it from time to time.

SECTION 6.10 Agents and Attorneys. The board, the chairman of the board, the chairman of the executive committee or the president or any person delegated by any of them shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

SECTION 6.11 Fidelity Bonds. The board, the chairman of the board, the chairman of the executive committee or the president or any person delegated by any of them may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

                                ARTICLE SEVEN

Protection of Directors, Officers and Others

SECTION 7.01 Limitation of Liability. No director or officer shall be liable for the acts, receipts, neglects or defaults of any other person including any director or officer or employee or agent, or for joining in any receipt or act for conformity, or for any loss, damage or expense occurring to the Corporation through the insufficiency or deficiency of title to any property acquired by or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, delictual, quasi-delictual or tortious acts of any person with whom any of the moneys, securities or other property of the Corporation shall be deposited, or for any loss occasioned by an error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which may arise out of the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the mandatory provisions of the Act and the regulations thereunder or from liability for any breach thereof.

SECTION 7.02 Indemnity. Without in any manner derogating from or limiting the mandatory provisions of the Act but subject to the conditions contained therein, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

          (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he has reasonable grounds for believing that his conduct was lawful.

SECTION 7.03 Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of the persons mentioned in Section 7.02, as the board may from time to time determine.

                                ARTICLE EIGHT

Shares

SECTION 8.01 Allotment. Subject to the articles, shares of the Corporation may be issued at such times and to such persons and for such consideration as the board may determine and the board may from time to time allot or grant options or other rights to purchase any of the shares of the Corporation at such times and to such persons and for such consideration as the board shall determine.

SECTION 8.02 Commissions. Subject to the provisions of the Act, the board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares or other securities of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares or other securities.

SECTION 8.03 Registration of Transfer. Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board and upon compliance with such restrictions on transfer if any as are authorized by the articles.

SECTION 8.04 Transfer Agents and Dividend Disbursing Agents. The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers. The board may also from time to time appoint one or more dividend disbursing agents to disburse dividends. One person may be appointed to any number of the aforesaid positions. The board may at any time terminate any such appointment.

SECTION 8.05 Conclusiveness of Securities Register. Subject to the provisions of the Act, the Corporation shall treat the person in whose name the share is registered in the securities register as absolute owner of any share with full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

SECTION 8.06 Share Certificates. Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with Section 2.04 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both the officers or directors whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

SECTION 8.07 Replacement of Share Certificates. The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken upon payment of such fee, if any, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

SECTION 8.08 Joint Shareholders. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give valid receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

SECTION 8.09 Deceased Shareholders. In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon or other distributions in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent.

                                ARTICLE NINE

Dividends

SECTION 9.01 Dividends. Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation. Dividends or other distributions that are payable in cash may be paid to certain shareholders in Canadian currency and to other shareholders in currencies other than Canadian currency, and, in this regard, the board may declare dividends or other distributions in a particular currency and make whatever provisions it deems advisable for the payment of such dividends or other distributions in equivalent amounts in a currency or currencies other than the currency in which such dividends or distributions are declared.

SECTION 9.02 Dividend Cheques. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them or those of its dividend disbursing agent to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by pre-paid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address or to the first address so appearing if there are more than one. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax, levy, duty or impost which the Corporation is required to and does withhold.

SECTION 9.03 Non-Receipt of Cheques. In the event of non-receipt of any dividend cheque by the addressee, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board or any officer may from time to time prescribe, whether generally or in any particular case.

SECTION 9.04 Unclaimed Dividends. Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                 ARTICLE TEN

Meetings of Shareholders

SECTION 10.01 Annual Meetings. The annual meeting of shareholders shall be held at such time in each year and, subject to Section 10.03, at such place as the board or failing it, the chairman of the board, the chairman of the executive committee or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

SECTION 10.02 Special Meetings. The board, the chairman of the board, the chairman of the executive committee or the president shall have power to call a special meeting of shareholders at any time.

SECTION 10.03 Place of Meetings. Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere at such other place in Canada as may be determined by the directors.

SECTION 10.04 Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section
11.01 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date, if any, for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting.

SECTION 10.05 Chairman, Secretary and Scrutineers. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers who is present thereat: chairman of the board, chairman of the executive committee, president or a vice-president who is a director. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary and each assistant-secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by the chairman or by resolution.

SECTION 10.06 Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provisions of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

SECTION 10.07 Quorum. A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy for an absent shareholder so entitled, and holding or representing not less than 40% of the total number of the issued shares of the Corporation enjoying voting rights at such meeting. No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transaction of such business.

Should a quorum not be present at any meeting of shareholders, those present in person and entitled to be counted for the purpose of forming a quorum shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, subject to the provisions of the Act and Section 10.14 of this by-law. At any such adjourned meeting, provided a quorum is present, any business may be transacted which might have been transacted at the meeting adjourned.

SECTION 10.08 Right to Vote. (Repealed by by-law No. 14 enacted by the board on March 17, 1983 and confirmed by the shareholders on May 19, 1983.).

SECTION 10.09 Proxies. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

SECTION 10.10 Time for Deposit of Proxies. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

SECTION 10.11 Votes to Govern. At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

SECTION 10.12 Show of Hands. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

SECTION 10.13 Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

SECTION 10.14 Adjournment. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at such adjourned meeting. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

                               ARTICLE ELEVEN

Notices

SECTION 11.01 Method of Giving Notices. Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The term "recorded address" means in the case of a shareholder his address as recorded in the register of shareholders and in the case of a director, officer, auditor or member of a committee of the board his address as recorded in the records of the Corporation. The secretary or assistant-secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

SECTION 11.02 Notice to Joint Shareholders. If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them. The address to be used for the purpose of giving notices shall be the address appearing on the register of shareholders in respect of such joint holding, or the first address so appearing if there are more than one.

SECTION 11.03 Computation of Time. In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

SECTION 11.04 Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

SECTION 11.05 Persons Entitled to Shares by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement as provided in the Act.

SECTION 11.06 Waiver of Notice. Any director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of the board or committee thereof which may be given in any manner.

                               ARTICLE TWELVE

Effective Date

SECTION 12.01 Effective Date. Subject to the Act, this by-law shall come into force upon the issuance under the Act of a Certificate of Continuance in respect of the Corporation.

SECTION 12.02 Repeal. Upon the date of this by-law becoming effective, by-laws Nos. 1 to 11, inclusive, and by-laws Nos. 43 and 44 of the Corporation, as amended, shall be repealed, provided that such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as appointed under the provisions of this by-law and all resolutions of the shareholders or board with continuing effect passed under any repealed by-law shall continue to be valid except to the extent inconsistent with this by-law and until amended or repealed.


                                BY-LAW NO. 12

                          General Borrowing Powers

BE IT AND IT IS HEREBY ENACTED as a by-law of The Seagram Company Ltd., that the Directors be and they are hereby authorized from time to time, to

     1.   (a)  Borrow money upon the credit of the Company;

          (b)  Limit or increase the amount to be borrowed;

          (c) Issue bonds, debentures, debenture stock or other securities of the Company, and pledge or sell the same for such sums and at such price as may be deemed expedient;

          (d) Hypothecate, mortgage or pledge the real or personal property of the Company or both, to secure any such bonds, debentures, debenture stock or other securities, and any money borrowed for the purposes of the Company;

     2. No further by-law or confirmation of the shareholders other than the confirmation of this general borrowing by-law shall be necessary to authorize any action taken by the Directors pursuant to this by-law.

                                BY-LAW No. 13

                            Bank Borrowing Powers

WHEREAS it is necessary for the purposes of the Company to borrow money on the credit of the Company from time to time from one of the Chartered Banks of Canada;

THEREFORE BE IT ENACTED by the Directors of The Seagram Company Ltd. as a by-law thereof:

     1. That the Directors of the Company be and they are hereby authorized to borrow moneys from time to time from the BANK OF MONTREAL upon the credit of the Company in such amounts as they deem proper and by way of overdraft or otherwise:

     2. That any promissory notes or other negotiable paper (including renewals thereof in whole or in part) signed on behalf of the Company by the Secretary or any other officer of the Company authorized from time to time to sign negotiable instruments on its behalf and granted to said Bank for the moneys so borrowed and interest thereon as may be agreed upon, shall be binding upon the Company;

     3. That the Directors may from time to time, if they see fit, so to do, grant securities by way of mortgage, hypothecation or pledge covering all or any of the property and assets of the Company as security for all or any moneys borrowed by the Company from the Bank or any other indebtedness of the Company to the Bank, and all such securities shall be valid and binding upon the Company if signed by any of the officers authorized to sign negotiable instruments on the Company's behalf;

     4. The Directors may from time to time authorize any officer or officers of the Company to make arrangements with said Bank with reference to the moneys from time to time to be borrowed as aforesaid and as to the terms and conditions of the loan thereof and as to the securities to be given therefor, and every such officer shall have authority from time to time to vary or modify such arrangements, terms and conditions, and to give additional security for any moneys remaining due;

     5. All contracts, deeds, grants, assurances and documents reasonably required by said Bank or its Counsel for all or any of the purposes aforesaid shall be executed and carried into effect by the proper officers of the Company, and when necessary the Seal of the Company shall be affixed thereto;

     6. This by-law when sanctioned by the shareholders shall be irrevocable, until a by-law repealing the same shall have been confirmed or sanctioned by the shareholders and a copy thereof duly certified under the Seal of the Company delivered to the said Bank, and meanwhile all the powers and authorities hereby conferred shall continue in force.

____________________
[FN]
<F1> The fiscal year end was changed to June 30 by
     resolution of the board of directors on November 28, 1995.